UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . 2.64
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2005

CHINA UNISTONE ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50980	20-1098541
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 West 13th Street, Suite 7A New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(646) 383-4832

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

General; Structure of the Acquisition

China Unistone Acquisition Corp. (“China Unistone”) has established a wholly-owned subsidiary, Yucheng Technologies Limited (“Yucheng”), an international limited company organized under the laws of the British Virgin Islands (“BVI”), into which it will merge for redomestication purposes at the closing date.  Immediately thereafter, Yucheng, the surviving company of the redomestication merger, will acquire all the equity securities of (a) Ahead Billion Venture Limited, a company organized under the laws of the BVI (“Sihitech BVI”) which as of the closing will hold, either directly or indirectly, 100% of the equity interests of Beijing Sihitech Co., Ltd. (“Sihitech”), a company formed under the laws of the Peoples Republic of China (“PRC”) and provides  IT services and systems integration for the banking industry in the PRC, and (b) Port Wing Development Company Limited, a company organized under the laws of the BVI (e-Channels BVI”) which as of the closing will hold, either directly or indirectly, 100% of the equity interests of Beijing e-Channels Century Technology Co., Ltd. (e-Channels”), a company organized under the laws of the PRC, which provides web banking and electronic multi-channel software and solutions to the Chinese banking industry.  The equity securities of Sihitech BVI will be acquired from the three BVI corporate stockholders thereof, which are: (a) Sihitech Company Limited, (b) Mega Capital Group Services Limited, and (c) Profit Loyal Consultants Limited (collectively these three companies are referred to  as the “BVI Sihitech Holding Companies”).  The equity securities of E-Channels BVI will be acquired from the three BVI corporate stockholders thereof, (a) Elite Concord International Limited, (b) China Century Holdings Group Limited, (c) Shinning Growth Investment Group Limited (collectively these three companies are referred to as the “BVI e-Channels Holding Companies”).

All the equity securities of Sihitech will be acquired by Sihitech BVI before the closing date pursuant to a transfer agreement with the current individual owners and two PRC holding companies, dated of even date, under which the equity interests of Sihitech will be acquired from the two PRC Sihitech holding companies after necessary PRC approvals and registrations are completed.  All the equity securities of e-Channels will be acquired by e-Channels BVI before the closing date pursuant to a transfer agreement with the current individual owners and one PRC holding company, dated of even date, under which the equity interests of e-Channels will be acquired from the PRC e-Channels holding company after necessary PRC approvals and registrations are completed.

Immediately after the closing date, all of the current security holders of China Unistone, together with the three former equity owners of Sihitech BVI and the three former equity owners of e-Channels BVI, will be security holders of Yucheng.  Yucheng will be the publicly reporting company, registered under the United States federal securities laws, and its ordinary shares and share warrants will be traded either on the Over-the-Counter Bulletin Board or, if its application is approved, the NASDAQ Stock Market.  Yucheng will own, as two separate, wholly owned subsidiaries, Sihitech BVI and e-Channels BVI, and Sihitech BVI will own Sihitech in the PRC and e-Channels BVI will own e-Channels in the PRC.  Yucheng will conduct its businesses in the PRC through Sihitech and e-Channels, its two prinicpal PRC operating companies and their operating subsidiaries.

China Unistone and its subsidiary, Yucheng, have entered into an agreement for the acquisition of the shares of Sihitech BVI and e-Channels BVI dated December 20, 2005, with each of the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies (the “Agreement”).  Simultaneously, each of the BVI Sihitech Holding Companies, Sihitech BVI, two PRC holding companies, and the individual shareholders of Sihitech have entered into stock purchase or similar agreements for the purchase of all the equity interest of Sihitech by Sihitech BVI (Sihitech Onshore SPA Agreements”), and each of the BVI e-Channels Holding Companies, e-Channels BVI, a PRC holding company, and the individual shareholders of e-Channels have entered into stock purchase or similar agreements for the purchase of all the equity interest of e-Channels by e-Channels BVI (“e-Channels Onshore SPA Agreement’).

Acquisition Consideration for Sihitech BVI and e-Channels BVI

The consideration for the acquisition of Sihitech BVI and e-Channels BVI will consist of cash and stock.  Sihitech BVI will be acquired for an aggregate of $2,731,884 or cash in the amount equal to the total current assets minus the total current liabilities of Sihitech at closing, whichever is lower, and an aggregate of 3,754,484 ordinary shares.  E-Channels BVI will be acquired for an aggregate of $1,268,116 or cash in the amount equal to the total current assets minus the total current liabilities of e-Channels, whichever is lower, and an aggregate of 1,573,836 ordinary shares.  The aggregate maximum consideration paid at the closing will be $4,000,000 and 5,328,320 ordinary shares.  Of the $4,000,000, as security for the indemnification obligations of the selling parties, $250,000 will be held back by Yucheng for 12 months after the closing and paid subject to continued retention if there is a pending claim.  The holdback amount is not a limitation on the indemnification amounts which are generally limited to the full consideration paid.  Of the total number of shares issued, an aggregate of 1,443,384 ordinary shares are contingent upon audited 2005 and 2006 financial performances of e-Channels and Sihitech, respectively, and subject to return as described in detail below.  All of the shares will be “restricted stock” and locked up for twelve months after the closing.

The 1,443,384 ordinary shares are subject to being terminated or shares returned as follows:

•              773,045 ordinary shares of Yucheng will be issued to the BVI Sihitech Holding Companies at the closing, subject to return and cancellation, if the net profit as shown in the audited consolidated financial statements of Yucheng (prepared in accordance with US GAAP) for the year ended December 31, 2006, plus all the compliance expenses of being public, is less than $6,073,941.  The compliance expenses are those paid to third parties and filing fees paid in connection with compliance with applicable securities laws, governmental authorities and the Sarbanes –Oxley Act of 2002, and

•              670,339 ordinary shares of Yucheng will be issued to the BVI e-Channels Holding Companies, subject to termination or return and cancellation, if the net profit as shown in the audited financial statements of e-Channels and its subsidiaries,(prepared in accordance with US GAAP) for the year ended December 31, 2005, is lower than RMB9 million.

The selling parties may receive additional cash and stock consideration under certain conditions.  Additional cash payments will be made to the selling parties, to be allocated as they determine, as follows:

•              $5,000,000 if Yucheng receives an aggregate of $34,500,000 in gross proceeds in additional financing, including from the exercise of outstanding public warrants, the successful completion of a secondary offering, or a private investment by a strategic investor,

•              $1,000,000 if the average closing price of the stock of  China Unistone and/or Yucheng in any sixty consecutive trading days of 2006 is above $10.00,

•              $2,000,000 if the average closing price of the stock of China Unistone and/or Yucheng in any sixty consecutive trading days of 2007 is above $12.00, and

•              $3,000,000 if the average closing price of the stock of China Unistone and/or Yucheng in any sixty consecutive trading days of 2008 is above $14.40, but

•              notwithstanding the foregoing, the maximum amounts paid under the above four events shall not be more than $10,000,000.

Additional ordinary shares, on an all-or-none basis, may be issued to the management team of Yucheng, the members of which will be determined by the board of directors but necessarily include the chairman of the board, the chief executive officer and the chief operating officer of Yucheng, aggregating 952,832 shares each year for the four years beginning in 2008, if the Yucheng consolidated financial statements reflect net profits for the prior year indicated in the following scheduled amounts.  If the net profits are not achieved, the obligation to issue the ordinary shares for that year is terminated, with no effect on subsequent years.

Year ending December 31,	Net Profit

2007	$8,500,000

2008	$11,900,000

2009	$16,700,000

2010	$23,300,000

Representations and Warranties

In the Agreement the BVI Sihitech Holding Companies jointly and severally represent to China Unistone and Yucheng and the BVI e-Channels Holding Companies jointly and severally represent to China Unistone and Yucheng various things about Sihitech and Sihitech BVI and e-Channels and e-Channels BVI, respecively.  The representations are the same for both companies and include, among other things, the following: (a) ownership of the equity interests being acquired by Yucheng, (b) proper corporate organization and related and similar corporate matters, including corporate authority and the execution and delivery of the transaction documentation, (c) the consents and registration required to consummate the transactions, including those of the PRC, (d) required licenses and permits, (e) taxes, (f) the financial statements, accounts receivable, contracts, inventory, liabilities and other financial data about Sihitech and e-Channels, (g) the intellectual property of Sihitech and e-Channels, (h) title to the assets of Sihitech and e-Channels, (i) absence of changes of the financial condition and assets of Sihitech and e-Channels, (j) employee matters of Sihitech and e-Channels, (k) litigation about Sihitech and e-Channels and (l) compliance with applicable laws.  The selling parties also made representations about their acquisition of the consideration shares for an issuance to qualify under the provisions of Regulation S promulgated under the Securities Act of 1933, based on the fact that the issuer at the time of issuance will be a foreign company and the recipients of the ordinary shares are foreign persons and the transaction occurred outside the United States.

The Agreement contains representations and warranties of each of China Unistone and Yucheng relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure, (c) the authorization, performance and enforceability of the Agreement, (d) the validity of the issuance of ordinary shares to the selling parties and prior issuances of securities, (e) financial information about the companies, including liabilities and absence of changes in the financial condition and assets, (f) the content and delivery of the SEC reports of China Unistone, (g) the amount of funds held in the trust fund of China Unistone, (h) compliance with applicable laws, and (i) absence of litigation

Covenants

China Unistone, together with Yucheng, have agreed that they will prepare and file a registration statement, which shall contain a prospectus/proxy statement, to register, under the Securities Act of 1933, the shares of Yucheng ordinary shares and the warrants that will be issued in the transaction pursuant to the redomestication merger and the ordinary shares issuable upon exercise of the warrants, and to solicit proxies from the China Unistone stockholders to vote in favor of proposals regarding the adoption of the Agreement, the redomestication merger, and the adoption of an incentive stock option plan.

China Unistone and Yucheng have agreed to conduct their business in the ordinary course, subject to the requirements of the stockholder approval and the redomestication merger.  China Unistone and Yucheng also will seek to fulfill their obligations under the agreement and obtain any other required approvals, satisfy any regulatory requirements and maintain the companies’ employment, vendor and other current relationships.  They will take all action necessary to consummate the redomestication merger, once approved.  Yucheng will use its good faith best efforts to obtain a listing of its ordinary shares and warrants that will be issued in exchange for the China Unistone securities on NASDAQ.  Additionally, China Unistone has covenanted that the trust fund will have not less than $18,000,000.

The BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies have agreed that the businesses of Sihitech and e-Channels will be conducted in the ordinary course and preserved substantially intact as of the date of the Agreement.  They have agreed that Sihitech and e-Channels will not take actions that would cause the capitalization and financial condition to be changed in a material way.  The selling parties have agreed that until the earlier of the closing and a termination of the Agreement, they will not solicit or encourage any alternative proposals for the acquisition of Sihitech and e-Channels, directly or indirectly.  They have agreed to take all action necessary to consummate the transaction, including but not limited to obtaining regulatory approvals where necessary and consents of third parties.  The selling parties also will provide information and financial statements as necessary for the proxy required of China Unistone for approval of the Agreement and related shareholder proposals.  The selling parties will also provide to China Unistone regular interim, unaudited financial statements of Sihitech and e-Channels until closing.  The selling parties have agreed to maintain the protection of confidential information of Sihitech and e-Channels, subject to the right of China Unistone to conduct any necessary review.

The parties have also agreed that for the three years after the closing date, the following board actions of Yucheng will require at least two thirds affirmative votes of the members of the board: (a) approval of any debt financing in excess of $3,000,000 or any debt financing not in the ordinary course of business; (b) a distribution or sale of assets of Yucheng with a value of more than $500,000 and not in the ordinary course of business; (c) any financing activities, including, but not limited to, secondary offerings and any activities that may cause the dilution of the then existing stockholders, by offering securities below the market price of the ordinary shares of Yucheng; (d) change in the business focus of Yucheng on a consolidated basis; (e) merge or consolidate with, or sell or dispose of all or substantially all of its assets to, or acquire all are substantially all the assets of, any other person or entity, (f) approve an annual budget and any capital expenditure outside the annual budget and in an amount of more than $2,000,000 and (g)

nominate the following officers – chairman, chief executive officer, chief operating officer and chief financial officer.

The parties have also agreed that the holders of restricted stock issued in the acquisition will be granted registration rights with customary terms and conditions after the closing, provided that the rights will not be exercisable before the first anniversary of the closing.

The BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies have agreed that they have no right to make claims against China Unistone to collect from a trust fund established for the benefit of the China Unistone stockholders who purchased their securities in China Unistone’s IPO for any moneys that may be owed to them by China Unistone for any reason whatsoever, including breach by China Unistone of the Agreement or its representations and warranties therein.  They have also agreed that they will not make any claim against China Unistone that would adversely affect the business, operations or prospects of China Unistone or the amount of the funds held in the trust fund.

Conditions to Closing

Conditions of Both Parties

The adoption of the Agreement will require the affirmative vote of the holders of a majority of the outstanding common stock of China Unistone.  The holders of the common stock of China Unistone issued prior to its IPO, including the current officers and directors of China Unistone, have agreed to vote their shares in the matter of the approval of the Agreement to the same effect as the majority of the shares sold in the IPO (“Public Shares”) are voted.  Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by China Unistone for the benefit of the holders of the Public Shares, then the transaction contemplated by the Agreement cannot be consummated.

The necessary governmental approvals shall have been obtained on an unconditional basis for the acquisition of 100% of the equity interest in Sihitech by Sihitech BVI in accordance with the Onshore Sihitech SPA Agreements and for the 100% of the equity interest in e-Channels by e-Channels BVI in accordance with the Onshore e-Channels SPA Agreements.  Each of Sihitech and e-Channels will have been converted into a company wholly owned by Sihitech BVI and e-Channels BVI for PRC regulatory purposes and receive a business license therefore.

In addition, the consummation of the transactions contemplated by the Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Agreement have been materially complied with by each party, and (iv) the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings.

Additional Conditions to Closing for Selling Parties

The obligations of the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies to consummate the transactions contemplated by the Agreement also are conditioned upon each of the following, among other things:

(i)            There shall have been no material adverse change in the assets, liabilities, financial condition or prospects of China Unistone or Yucheng;

(ii)           There shall not have been a material adverse effect on the operations, financial condition or prospects of China Unistone or Yucheng;

(iii)          At the closing, the directors and officers of China Unistone will have resigned; and

(iv)          Yucheng will have entered into employment agreements with Chih Cheung, Weidong Hong and Shuo Zeng.

Additional Conditions to Closing for China Unistone and Yucheng

The obligations of China Unistone to consummate the transactions contemplated by the Agreement also are conditioned upon each of the following, among other things:

(i)            At the closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Sihitech or e-Channels or their businesses since the date of the financial statements provided before the date of  the Agreement and as described in the Proxy Statement; and

(ii)           There shall not have been a material adverse effect on the operations, financial condition or prospects of Sihitech and e-Channels;

Indemnification

Each of the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies will indemnify and hold harmless China Unistone and Yucheng from any damages which may be incurred by them from a third party claim or otherwise or arising from or in connection with or are attributable to the breach of any of the representations and warranties or covenants made in the Agreement in respect of Sihitech or e-Channels.

Each of the Chih Cheung James Li and James Preissler, current board members of China Unistone will jointly and severally, indemnify and hold harmless the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies from any damages which may be incurred by them from a third party claim or otherwise or arising from or in connection with or are attributable to the breach of any of the representations and warranties or covenants made in the Agreement in respect of China Unistone and Yucheng.

No claim for indemnification will be made by any party until the aggregate amounts due exceeds $10,000.  The maximum damages that either the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies on the one hand or the designated China Unistone board members on the other hand will have to pay will not exceed the aggregate value of the purchase consideration.  If a third party claim is brought and is subject to indemnification by either the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies, and the holding companies prevail in the defense thereof, then the holding companies will not be required to indemnify China Unistone or Yucheng with respect to the costs of defense, including attorney’s fees.  No claims for indemnification may be made after the second anniversary of the closing.  Indemnification is the sole remedy by China Unistone and Yucheng for breaches of representations, warranties and covenants of the selling parties.

Claims for indemnification to be brought against the BVI Sihitech Holding Companies and BVI e-Channels Holding Companies on behalf or by right of China Unistone will be determined by an independent committee of the board of directors consisting of two persons none of which are officers or employees of China Unistone or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of China Unistone.

Termination

The Agreement may be terminated at any time, but not later than the closing as follows:

(i)            By mutual written consent of China Unistone on the one hand and BVI Sihitech Holding Companies and BVI e-Channels Holding Companies on the other hand;

(ii)           By either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

(iii)          By either party if the closing has not occurred by May 31, 2006;

(v)           By either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

(vi)          by BVI Sihitech Holding Companies and BVI e-Channels Holding Companies if the board of directors of China Unistone shall have failed to recommend or withdrawn or modified in a manner adverse its approval or recommendation of this Agreement or any of the transactions contemplated thereby;

(vii)         by China Unistone if the board of directors determines in good faith, based on the advice of outside counsel that the failure to terminate the Agreement would result in the board of directors breaching its fiduciary duties to the stockholders by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction; or

(viii)        By either party if, at the China Unistone stockholder meeting, the Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of China Unistone’s common stock, or 20% or more of the Public Shares request conversion of their shares into the pro rata portion of the trust fund in accordance with China Unistone’s certificate of incorporation.

In the event of a termination of the Agreement, each of the parties will bear its own expenses of the transaction.  Notwithstanding the foregoing, if the Agreement is terminated because China Unistone terminates because of the others breach then it will be entitled to $200,000 from the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies on a joint and several basis.  If the Agreement is terminated by the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies for a breach by China Unistone or withdrawal of the China Unistone recommendations of the transaction, then Messrs. Cheung, Li and Preissler, current directors of China Unistone, jointly and severally in accordance with their percentage ownership of China Unistone before the public offering, will pay $200,000 to the BVI Sihitech Holding Companies and the BVI e-Channels Holding Companies.

Employment Agreements

In connection with the execution of the Agreement, as of the closing, Yucheng will have entered into employment agreements with each of Chih Cheung, Weidong Hong and Shuo Zeng.  The terms are agreed in principle and will be executed prior to the closing but the Agreement does not provide any terms.

Voting Agreement

At closing, the BVI Sihitech Holding Companies, the BVI e-Channels Holding Companies, Chih Cheung and James Li shall have entered into a voting agreement, setting forth that they will vote all the capital stock of Yucheng over which they have direct or beneficial ownership and right to nominate and vote in favor of the following  board structure for a period of three years: three persons designated by the BVI Sihitech Holding Companies; one person designated by the BVI e-Channels Holding Companies; two current management members of China Unistone; and three independent directors each designated by the BVI  Sihitech Holding Companies, the BVI e-Channels Holding Companies and current management of China Unistone, respectively, and agreed to by the other two parties.  In addition, they agree to use their best effort to cause the board of directors of Yucheng to comply with the requirements for an independent board of directors as specified  by the NASDAQ rules and regulations.

Onshore SPA Agreements

Simultaneously with the execution of the Agreement, the individual shareholders of Sihitech and e-Channels and certain other corporate entities executed stock purchase agreements by which Sihitech BVI and e-Channels BVI will acquire all the equity interest of the PRC companies indirectly through PRC holding companies at or before the acquisition of Sihitech BVI and e-Channels by Yucheng.   The consideration for the acquisition of the equity interests of the PRC companies will be the cash portion of the consideration under the Agreement.  Each of the onshore stock purchase agreements make similar representations and warranties and covenants about the operating companies as are in the Agreement, have similar conditions to closing and similar hold back, indemnification and termination provisions.  The onshore purchase agreements will be governed by the laws of the PRC.

Item 7.01               Regulation FD Disclosure

The Yucheng Business

Business Overview

Sihitech and e-Channels are private companies operating in China providing IT solutions and services to the growing banking industry in China.  The companies currently focus on offering IT solutions and services to top tier banks, with  plans to expand their core offerings beyond internet banking, call center and customer data platforms to other participants in the financial services industry in the future, including smaller regional banks, insurance companies, investment banks and securities firms.

Sihitech, founded in June 1999, by Mr. Hong Weidong, provides IT services and system integration to the banking industry in China. e-Channels, founded in 2001 by Mr. Zeng Shuo, is a software and IT consulting company providing web banking and electronic multi-channel software and solutions to the banking industry in China.  Both companies have built substantial reputations within their industry segments with proven management and a successful operating track record.  Together, these companies will be positioned to take advantage of the increasing demand for IT solutions and services by the growing Chinese banking industry.

The combined entity is expected to be a significant local IT services and solutions provider to banks in China.  According to the “China Banking IT Solution 2005-2009 Forecast and Analysis” report released in July, 2005 by IDC, the estimated China banking IT solution market for 2004 was about 3.9 Billion RMB or US$487 million (1USD:8.0845RMB) in 2004 and is expected to grow at a CAGR of more than 20% between 2005-2009.  The report also pointed out that Sihitech and e-Channels have emerged as leading players in the banking solutions and internet banking segments in China.  In addition, Sihitech has also been recognized by Deloitte & Touche as one of the

“Technology Fast 500 Asia Pacific” in 2005.  e-Channels currently is a leader in the internet banking solutions with an estimated 70% market share in terms of web banking end-users in the PRC according to an independent market research report by CCID Consulting.

In 2004, Sihitech and e-Channels had combined revenues of $32.7 million and total net profits of $3.4 million.  The companies both experienced major increases in revenue and net profit in the last three full years (2002-2004): 48% CAGR in sales and 120% CAGR in net profits.  Post closing, Yucheng will have 5 operating subsidiaries which include Sihitech, e-Channels, Beijing Sihitech Software, Shanghai Sihitech, and Guangzhou Sihitech.  There also will be two representative offices in Fuzhou and Xian.  The combined company will have a combined employee staff of 390 employees, 85% of which are software developers.

Financial Services Industry Overview

The market opportunity for Yucheng after the closing is quite substantial.  According to the Economist Intelligence Unit, there are more than 40,000 financial institutions operating in China today.  Most of these institutions are entirely state owned, either directly or through state-owned companies. In recent years, however, there is a growing number of privately owned banks and significant changes are taking place in all banks as they search for strategic investors, plan for eventual listing on foreign exchanges, and come into line with the WTO requirements.   The banking industry in China continues to be the primary provider of capital in China and bank deposits remain the primary choice for domestic savings.  In a recent research report, Morgan Stanley estimates that the total RMB-denominated deposits and RMB-denominated loans of China’s banking industry have increased at a compound annual growth rate of 18.1% and 15.6%, respectively, from December 31, 2000 to December 31, 2004.

The Chinese banking industry can be classified into four tiers, including:

•      Tier I state-owned commercial banks.  Also known as the Big Four, the Agricultural Bank of China (ABC), Bank of China (BOC), China Construction Bank (CCB) and Industrial and Commercial Bank of China (ICBC) are the largest among domestic banks in terms of assets, deposit base, loan portfolio and nationwide branch network. The Big Four together account for over 50% of industry assets. Historically, ABC was involved mainly in agricultural and rural loans and deposits; BOC has been strong in the foreign exchange business and foreign trade-related financing; CCB’s strength has been in loans to construction and infrastructure projects; and ICBC’s focus has been in providing working capital finance to the industrial and urban sectors.

•      Tier II joint stock commercial banks.  This group comprises of 13 other national commercial banks, which are owned by a combination of government entities, state-owned enterprises and other investors.  The most prominent members of this group are listed domestically and in

Hong Kong, and include China Merchants Bank (Merchants), China Minsheng Banking Corp (Minsheng), Hua Xia Bank (Huaxia), Shanghai Pudong Development Bank (Pudong) Shenzhen Development Bank (Shenzhen), and Bank of Communications (BoComm).

•      Tier III  banking insitutions.  This tier group includes over 100 city commercial banks, over 34,000 credit cooperatives, over 200 foreign financial institutions, 65 trust and investment companies and over 70 finance companies.

•      The three policy banks – Agricultural Development Bank of China, State Development Bank of China and Export- Import Bank of China – which were established in the mid-1990s as a result of banking reforms, to take over the policy lending function from the Big Four.

Due to regulatory limits, foreign banks remain small in the industry in terms of market share, accounting for 1.4% of loans at end-2004, up from 1% at end-2003, based on published data from People’s Bank of China (“PBOC”), the Central Bank.

The primary institutions overseeing China’s banks include:

•      Ministry of Finance (MOF)

•      People’s Bank of China (PBOC)

•      China Banking Regulatory Commission (CBRC)

•      State Administration of Foreign Exchange (SAFE)

•      China SAFE Investments Limited (Huijin), a.k.a. Central Huijin Investment Company

While the overall environment is still evolving from a level well below OECD standards, it is typical of an emerging market, and supervision and regulation of China’s banks has improved dramatically in recent years with oversight continuing to improve by the month.

In recent years, the Chinese financial system has been undergoing significant changes and evolving more quickly to a market-oriented system.  The two driving forces of changes to China’s banking industry are the economy and the ongoing regulatory reform which is partially driven by China’s ongoing WTO commitments.  China has experienced significant economic growth over the past two decades largely as a result of the PRC government’s extensive economic reforms.  As a result of these reforms, China’s GDP grew at a compound annual growth rate of 11.2% between 2000 and 2004, according to the National Bureau of Statistics of China. In addition, from 2000 to 2004, M2, which represents a broad measure of money supply, increased at a compound annual growth rate of 17.1%, and fixed asset investments increased at a compound annual growth rate of 21.0%, according to the National Bureau of Statistics of China. As of

December 31, 2004, China was the seventh largest economy in the world, with a GDP of RMB 13.7 trillion.   The country’s rampant economic growth combined with surging fixed capital formation, prodigious household savings rates, a fixed currency, fixed interest rates and a closed capital account have driven the growth of the Chinese banks in the past decade.

The PRC’s accession as a member of the WTO in December 2001 and its ongoing commitments such as modern management and accounting systems have served as a catalyst for regulatory reforms in the banking sector.  Since its formation in April 2003, the China Banking Regulatory Commission (“CBRC”) has pushed for improved disclosure, management accountability, higher prudential and regulatory standards and more efficient operations. It has also played a key role in carving out bad debts, recapitalizing key banks, scrutinizing bank operations and cleaning up the system. Improvements in corporate governance, risk management, internal controls and disclosure are all the result of CBRC actions.

As required by the WTO ascension agreement, China has been slowly phasing out limits on foreign financial institutions. While a very gradual market opening has taken place to date, more dynamic change is anticipated after December 2006 when a number of important restrictions on foreign financial institutions will be removed, including,  geographic restrictions on business activities and the permitted scope of business.  The removal of current restrictions will eliminate two key advantages that Chinese banks currently enjoy: 1) the ability to take renminbi deposits; and 2) their broad network scale.  We believe that the liberalization of the banking and financial services industry in the PRC will force both the domestic and foreign banks and financial institutions to upgrade their operations to offer their customers a range of financial products and services, breadth of services and the level of service quality that are in line with international standards. As such, financial institutions will seek technology and outsourced solutions to resolve inefficiencies and lower costs so that they can compete effectively in the market place. The financial services industry has traditionally been one of the largest and most aggressive users of technology in developed countries like the United States and we believe this characteristic will emerge in China as well.

Markets Served and Customers

The customer base for IT solutions in the banking sector is mainly composed of the large Tier 1 and Tier II national banks that look for customized IT solutions to meet specific business and operations requirements.  Sihitech and e-Channels combined are well-positioned in the market, with nearly all of the Tier I and Tier II banks as part of its combined customer base of 56 institutions.  For Sihitech, a significant portion of the business comes from the different constituents of the China Construction Bank (“CCB”).  Separate contracts for services exist with different departments, branches and provincial offices and the head office of CCB and each of them are effectively separate customers since the decision makers and budgets are unrelated.  Its largest customer in 2004 was the CCB head office, which contributed about 14.9% of the total revenues.  Also, the management of Sihitech maintains a good relationship with CCB in multiple levels and the company is designated by CCB as one of its four strategic IT partners.  CCB has been a customer of the company since its inception and the repeat business indicates that CCB has been satisfied with the company’s services.  However, Sihitech realizes the risk of overdependence on one organization and has put in place plans for vertical and horizontal expansion of its business to mitigate the risk.  In addition to CCB, Sihitech’s current customer base includes People’s Bank of China, Agricultural Bank of China, Shenzhen Development Bank, Shanghai Pudong Development Bank, Industrial Bank Co., Ltd , Social Insurance Bureau (Hebi), Guotai Fund Management and Guandong Development Bank.

For e-Channels, the two largest customers in 2004 are CITIC Industrial Bank and Industrial and Commercial Bank of China (ICBC), the largest bank in China.  CITIC Industrial Bank made up about 33% of total revenue in 2004 while ICBC contributed 17%.  In addition, e-Channels’ customers includes Bank of China, Bank of Communications, Beijing Commerce Bank, Export and Import Bank of China, and Weihai Commerce Bank, Huaxia Bank, and Bank of Shanghai.

As note above, the current customer bases of Sihitech and e-Channels do not overlap too much.  Hence, management believes that one of the immediate opportunities after closing is the cross selling of existing products and services to existing clients.  Furthermore, while the combined customer base is composed mostly of the large, Tier 1 and 2 national banks, it is management’s opinion that over time, smaller and regional banks will have to dramatically increase IT investments due to competitive pressures and Yucheng will be well positioned to provide packaged applications and products that will meet their needs.

Management

One of the key competitive strengths of the post-closing Yucheng will be the combined management team.  The team has valuable experience in the banking sector and the China market.  The management team has gained tremendous insights into Chinese banking practices and operations and built long-term relationships with banks, other financial institutions, key partner vendors, and government regulatory agencies.  We believe that these experiences and relationships contributed significantly to Sihitech and e-Channels’ current market leadership positions and a competitive advantage over other players, including foreign competitors.

The senior management of Sihitech and e-Channels has extensive experience in serving the financial service industry in multiple disciplines: core banking know-how; capabilities in software development; and systems integration consulting.  The principal officers of these companies are:

Mr. Hong Weidong will be the CEO of Yucheng after the acquisition.   Mr. Hong is the Co-Founder and Chairman and CEO of Sihitech.  Prior to founding Sihitech in June, 1999, he was part of the senior management of Secom China Ltd, as the Vice President of the PC Department.  He also held the position of General Manager of GIT from July 1997 to May 1999.  He holds B.E and EMBA degrees from Tsinghua University.

Mr. Zeng Shuo will be the COO of Yucheng after the acquisition.  Mr. Zeng is the Co-Founder and Chairman and CEO of e-Channels.   Prior to founding e-Channels, he held several senior positions in the Nantian Group as the General Manager of Information Product Department and Finance Project & System Integration Department from July 1991 to May 2000.  He holds a B.E in Automation from Beijing Polytechnic University.

Mr. Peter Li, the current CFO of Sihitech, will be the CFO of Yucheng after the acquisition.  Mr. Li also held the positions of Controller in Lenovo Group (HKSE:  0992.HK) and Financial Controller in Delano Technologies (NASDAQ: DTEC). He is a Certified General Accountant (C.G.A.) from Canada and holds a B.A. from Beijing Foreign Studies University and a Master from University of Toronto.

In addition to the above executive management team, after the acquisition, two of the officers of China Unistone will continue to work with the company.

Mr. Chih T. Cheung, has served as the Chairman of China Unistone since inception and will be the Chairman of Yucheng after the acquisition.  Mr. Cheung is currently the Managing General Partner of Staples Asia Investment since September 2005 and a senior advisor to the chairman of Chinatrust Commercial Bank since March 2003.   He also currently sits on the Board of a number of private companies.  Previously, Mr. Cheung co-founded and was the chief executive officer of HelloAsia Corporation from its inception in 1999 until February 2002.  In February 2002, Mr. Cheung negotiated the merger of HelloAsia into Brience, Inc. and served as executive vice president of Brience until February 2003.  Prior to forming HelloAsia, Mr. Cheung co-founded and was the chief executive officer of Crimson Solutions.  Mr. Cheung graduated from Harvard College (summa cum laude), received an A.M. from Harvard Graduate School of Arts and Sciences, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

Mr. James Preissler, currently the Chief Financial Officer, Secretary and a director of China Unistone, will be a director of Yucheng.  Mr. Preissler has been with  Majestic Research, a New York-based independent research boutique firm focused on proprietary research for hedge funds and institutional investors, since March 2003 and currently is a Director of Research.  From March 2002 to February 2003, he served as a head of the Digital Media Research Group of Investec, an investment bank specializing in mid-cap growth companies in the United States and Europe.  From June 2001 to March 2002, he was a self-employed investor relations and strategy consultant.  From March 2002 to June 2001, he served as the acting chief financial officer and director of strategy of HelloAsia.  Mr. Preissler received his B.A. from Yale University.

The executive management of Sihitech and e-Channels have assembled a team of highly experienced managers and skilled technical professionals.  Many of the key mangers have extensive experience in servicing the banking sector in multiple disciplines including sales, consulting and engineering.  The IT team has strong capabilities in software development and systems integration consulting.  Moreover, the operations team has the experience and know-how to deliver high quality and reliable operations management.    The companies reinforce the objective of providing high quality and reliable services through various incentives schemes (such as salary increase, promotion and bonus schemes) in which talented and well-performing employees, particularly those involved in the management, are rewarded for maintaining and contributing to the company’s customer value propositions.

Future Strategies

Post closing, Yucheng’s vision is to become the leading local provider of IT solutions and services to the banking sector in China and to enhance the competitiveness of its clients through information technology.  To achieve such vision, the combined company will execute a growth strategy with three core components.  First and foremost, the company will focus on product value chain migration. For example, the combined company will continue to move from the traditionally lower margin system integration services into the higher margin IT consulting and outsourced operations.  It plans to leverage its existing knowledge of core banking know-how and extensive relationships with leading banks to win mandates in outsourced operations.  The basic plan is that management will continue building market share in IT consulting and expand the e-banking software platform through 2006.  In 2007-2008, the company plans to concentrate on winning high profiled outsourcing mandates and continue development of its core offerings related to the e-banking platform.  In 2009 and beyond, the focus will be on consolidating market share as well as potentially moving into new solution segments such as transaction and data service management and business process outsourcing.

Second key initiative will be to seek accretive acquisitions and form joint ventures to 1) expand service offerings in related financial technology outsourced and infrastructure services such as payment processing, credit card operations, customer data management and bill payment, 2) acquire clients and 3) expand cross-selling opportunities.  By these means, Yucheng believes it can deepen the number of relationships with customers and achieve high retention rates with its existing clients.  The local IT services industry for the financial services sector is currently highly fragmented and expected to consolidate.  Management believes that, post closing, Yucheng, with its public company status and expanded capital will be a market consolidator and be able to acquire some companies that can accelerate its growth in the future.  Currently, there are no specific companies that are being contemplated for joint operations or as acquisitions, and none will be contemplated until the acquisition of Yucheng is completed.

Related to product value chain migration and acquisitions, Yucheng also plans to expand its product and service offerings horizontally into other segments of financial services such as insurance, asset management, securities brokerage and investment banking.

Underlying the strategic growth plan is a core belief that it is important to organize Yucheng around its strengths and to leverage competencies and investments while focusing on customer services, technical advancement and product innovation.  Management intends to invest significant resources and capital toward these strategic initiatives for years to come.  In doing so, management is confident and highly committed to extending our relationships with our partners and clients to become the leading provider of IT solutions and services to the banking sector in China and to enhance the competitiveness of its clients through information technology.

Products and Services

Sihitech and e-Channels provide basically three types of services to banks:  1) system integration; 2) IT consulting, maintenance and outsourced operations and 3) e-Channels applications.  Unlike the more mature US market, the banking clients in China expect total “one-stop” solution from its IT service vendor.  As such, systems integration will remain an important component of the combined company’s business mix in the foreseeable future because systems integration play an important role in securing and solidifying customer relationships and building awareness of the company’s brand and other product and service offerings.  Like in the US, the margins for system integration have declined over the past few years from as high as 20% to high single digits today.  Thus, while the combined company will continue to maintain its systems integration business, the focus will be expanding its other businesses such as IT consulting, outsourced operations and software products and drive gross margins expansion.

E-Channel Solution Suite

Yucheng, after the closing, will provide banks with complete solutions for service channel integration and management based on e-Channels’ core channel integration software.  The channel integration software includes basic channel integration platform, web banking software, teller application system software and channel integration system supervision software.  Also, it provides banking and other financial industries with basic J2EE application platform, which can be used to develop J2EE applications and process business process and data. The platform includes basic application framework, as well as development environment and application supervision platform based on the framework.

The e-Channels solution suite will offer a comprehensive platform for banks and financial institutions to manage data, information flow, and product presentation in a secure environment.  The suite of software offers the following specific benefits:

•              Database Operation:  A bank’s IT solution suites are always dealing with massive amounts of data.  Database operations and transaction processing are often the bottlenecks to system performance.  e-Channel Solution Suite includes high-speed and reliable proceeding modules for database access and data processing.

•              Layered Platform Structure:  A bank’s operations require the IT systems to be able to conduct a large number of parallel procedures, enable control transaction integration and process large data sets.  e-Channels Core Transaction Platform has successfully established a reliable platform that can support parallel processing, controls transaction integration, complicated communication modes, database access and data analysis.

•              Extensibility and Quick Development Capability:  The e-Channel solution suite is built with a layered platform structure, providing the banking clients with supporting modules at each level and a development environment with maximum interoperability and flexibility.  This allows its customers to utilize the extensibility of the platform to develop related supported applications.  For example, the Industrial and Commercial Bank of China (ICBC) has developed more than 10 add-on application systems based on this platform.

•              Web Banking Front-End Interface:  This module allows banks to provide internet banking to its retail and corporate customers.  e-Channels believes that its Web Banking Front-End Interface is better tailored and has more features for local banking practices than other competitive products in the market.

•              Security Control Component:  e-Channels develops security control components using Microsoft ActiveX® technology.  Banks will purchase such additional components to enhance the security of their web banking system.  e-Channels currently is the only web banking solution provider in China offering such components.

•              Dynamic Password Application System (DPAS):  e-Channels provides integrated DPAS.  DPAS provides banks with a flexible cost effective solution that enables a balance between security, flexibility and cost.  Firstly, adoption of DPAS is acceptable to banks because it is easy to use.  Secondly, DPAS helps enhance the system security significantly while also lowering costs through wider adoption of DPAS. e-Channels is in the process of filing the patent application for DPAS.

•              Security Management Center (SMC):  SMC helps customers to locate error events and take immediate action.  SMC can efficiently supervise and manage system security, work out a solution for errors and assist in resolving errors promptly. Thus SMC makes it possible to reduce range, degree and amount of system downtime.

e-Channels provides teller system applications with following attributes:

•              J2EE architecture – It enables flexible architecture and deployment and reduces overall processing cost.

•              Complete development platform – This visible development platform for teller applications can be used to accelerate installation of teller applications and to add new functions.

•              Reasonable and flexible mechanism of teller management and authorization – The software provides mechanism of teller management and authorization that can be customized to meet the unique business rules and requirements of each bank client.

•              Applicable to international core system – As a result of some teller business process and attributes being unique to China, many requirements of domestic teller applications can not be satisfied by foreign core systems.  e-Channel’s teller systems provides modules to enable such business requirements as layered teller management and management of significant blank vouches.

System Integration

Currently, Sihitech provides full scope system integration covering server, network and storage infrastructure.  This business unit accounted for 78% of revenue in 2004 for Sihitech.  The system integration solutions consist of the following four steps – design, implementation, testing and system performance optimization. During the design phase, a customer requirement analysis, cost analysis, hardware/operating system design and installation design is undertaken.  During the implementation phase, company engineers install operating systems, system-level application software and database system onto server hardware.  During the testing phase, the company technical team test effectiveness and performance of the server system infrastructure.  During the system performance optimization phase, the company will further optimize the system infrastructure’s performance according to testing result and real application environment.

As part of the implementation phase, Sihitech also provides hardware and banking peripherals primarily as part of the total solution packages to its customers.  The products we distribute include hardware/software products from IBM, HP, EMC and Microsoft; as well as network products from Cisco and Huawei. The IBM hardware products we distribute include PSeries & RS/6000, IBM Storage Products and IBM ATM; while the IBM software products we distribute include AIM, DM and Tivoli.

The main categories of core banking systems that Sihitech have built for its banking clients includes the following:

•      Credit Management System.  Credit management is an important aspect of financial operations. A successful credit management system allows banks to expand high value low-risks customers and reduce its credit default risks. Sihitech has implemented a credit management system that enables the bank to investigate and evaluate the credit risk profile of a customer, examine, approve, grant, check and seek repayment of the credit granted to each customer.

•      Risks Monitoring System. This is a system to help banks supervise and estimate their risks in every operational area and in the branch offices by providing an analysis of various risk factors and provide advance risk warning to banks. The risks monitoring system is currently used in the State Development Bank of China and the Agricultural Bank of China.

•      Call Centre System.  Sihitech has built call centre systems primarily for retail customer services such as credit cards and deposits.  It often includes an interactive voice response system which enables responses to be generated and given for frequently asked questions through computers without the need for human operators.  In addition, though automation, the call centre system is operational 24 hours a day and can achieve a more friendly service interface than through the use of human operators.  The call centre system results from the use of two types of communications technology – the PSTN Exchange and the IP telephony technologies.  The Call Centre System is currently being used by several branches of the China Construction Bank including Shandong, Hunan, Liaoning, Shanghai and Beijing.

•      Consumer Credit Management System.  With rising consumer affluence, PRC banks have in recent years launched various consumer credit products. Demand for such products is currently strong and is expected to grow even further. The Sihitech consumer credit management system is an integrated system which includes account management, consumer credit risk control, consumer credit bookkeeping and operations management capabilities.  Users of the Consumer Credit Management System include the Shaanxi branch of the China Construction Bank.

•      Data Consolidation System.  Faced with an increasing demand from its bank clients for IT systems with the capabilities to centralize the handling of account data, Sihitech has deployed Data Consolidation System which transfers all operations data from each bank branches to regional centres and hence streamlines the management and maintenance of information and substantially increases data security and integrity.  Users of the Data Consolidation System include the Beijing and Liaoning Branch offices of China Construction Bank.

IT Consulting and Support Services

The IT consulting services division provides consulting services for banks and financial institutions in the PRC which are currently developing their IT capabilities in order to meet the challenges of their future business requirements.  The IT consulting consists of teams of IT professionals with experience in IT applications in the PRC banking industry.  This division accounted for 15% of the revenues but 38% of Sihitech’s gross profit in FY2004.

The division works closely with banks and financial institutions or in partnership to provide customized solutions that meet the customers’ unique requirements. The strategy is to establish a leadership position for consulting services in selected focus areas, which include:

•      IT strategy review.   The review of clients’ IT strategies entails understanding the clients’ operating IT environment and the assessment of its suitability in providing the client with the level of IT support necessary for achieving their business objectives. The performance of an IT strategy review often requires an in-depth knowledge of IT architectures and understanding of the clients’ business operations.

•      IT strategy formulation.  Following the review of the clients’ IT strategies, the team will identify areas where the existing strategies need to be improved and assist clients in formulating their future IT strategies. This requires an in-depth understanding of their business priorities and a thorough appreciation of a wide range of available IT capabilities and solutions. The team generally makes recommendations to clients on their future system requirements and the various types of hardware required for the construction of their IT infrastructures and how IT should be operated and managed within an enterprise.

•      IT infrastructure architecture.  After formulating an IT strategy, the team will assist the clients in designing their IT infrastructures which comprise various architectural components. This includes hardware, system software, application software and the selection of the appropriate solutions. It is important to ensure that the components, which are usually supplied by different vendors, are compatible and can be integrated to perform the desired functions.

As part of this division, Sihitech also provides maintenance and enhancement services for the core banking systems built by the Systems Integration division. The maintenance services are undertaken to ensure that the systems are constantly fine-tuned and optimized to operate at an expected efficiency level as the number of end-users of the applications software within the banks’ network increases. The enhancement services are undertaken to generate new functionalities in the applications software to meet our customer’s changing business requirements.   Historically, banks in China have traditionally dedicated significant financial resources to the management of IT systems.  Increasingly, the outsourcing of IT system management has become an option for banks and financial institutions to improve customer satisfaction and reduce operating costs.  While outsourcing contributes a small portion of total revenues today, management expects its contribution to grow significantly in the next few years.

Intellectual Property Rights

e-Channels and Sihitech rely on a combination of intellectual property registrations, copyright and trademarks laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights.  The two companies also believe that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, increasing name recognition in its specific markets and reliable product development and maintenance are essential in establishing and maintaining a technology leadership position.  The two companies understand that intellectual property laws only offer limited protection in any jurisdiction, and particularly in the PRC, where the law is still developing and enforcement of rights at the judicial level is not yet certain.  Therefore, the companies tend to rely on contractual provisions, secrecy and leadership position for the protection of its rights.

The following is a list of the software owned by e-Channels that it developed and has registered with the National Copyright Administration of the PRC pursuant to the Regulations for the Protection of Computer Software ((2002).  Each of the registrations has a registered life expiring on the 31st of the fiftieth year after first publication of the software registration.

•	e-Channels CTP V3.0 (Registration Number: 2002SR01908) e-Channels Financial Channel Core Transaction Platform: CTP

•	e-Channels eATM V3.0 (Registration Number: 2002SR1912) e-Channels Financial Channel ATM System: eATM

•	e-Channels Sisal V3.0 (Registration Number: 2002SR2383) e-Channels Financial Channel Teller System: Sisal

•	e-Channels Liana V3.0 (Registration Number: 2002SR2384) e-Channels Web Banking Transaction Platform: Liana

•	e-Channels IDE V3.0 (Registration Number: 2002SR2385) e-Channels Financial Channel Software Development Environment: IDE

•	e-Channels CTP V4.0 (Registration Number: 2004SR05572) e-Channels Financial Channel Core Transaction Platform: CTP

•	e-Channels CMS V1.0 (Registration Number: 2004SR09399) e-Channels Content Management System: CMS

•	e-Channels TestRecorder V3.0 (Registration Number: 2004SR09400) e-Channels Test Management System: TestRecorder

•	e-Channels imSafe V1.0 (Registration Number: 2004SR09401) e-Channels Electronic Input Coffer System: imSafe

•	e-Channels CTS V1.0 (Registration Number: 2005SR2144) e-Channels Card Transaction System: CTS

•	e-Channels DynamicCipher V1.0 (Registration Number: 2005SR2145) e-Channels Dynamic Password System: DynamicCipher

•	e-Channels MCI Saker V1.0 (Registration Number: 2005SR2149) e-Channels MCI Supervision Platform: Saker

•	e-Channels B/S WADP V1.0 (Registration Number: 2005SR2150) e-Channels B/S System Development Platform: WADP

•	e-Channels CTP V4.7 (Registration Number: 2005SR12183) e-Channels Financial Channel Core Transaction Platform: CTP

The e-Channel Financial Channel Core Transaction Platform is a multi-channel applications platform that provides support for development and an operational environment that suits most types of transaction systems.  A transaction includes the whole interactive process between multi-channel terminals and systems.

The e-Channels Financial Channel ATM System is an application system for self-service equipment.  It enables sharing of transaction types defined in a web banking system or teller system. Thus it facilitates expansion of the functions of an ATM network, like storing and drawing out cash and transferring payments and making payments.

The e-Channels Financial Channel Teller System, Sisal, is a network teller system. Sisal is a network teller system, installed with many self-contained service modules.  It provides complete business customization modes through outside parameter configurations.

The e-Channels Web Banking Transaction Platform, Liana, is an application system based on the e-Channels core transaction platform, designed to facilitate internet access. Liana provides flexible personal web banking, enterprise web banking and an independent B2B/B2C online payment platform

The e-Channels Financial Channel Software Development Environment, IDE, is an integrated development environment for channel integration application system. IDE facilitates the development of channel integration application systems by building up integration models and providing maintenance tools.  IDE is based on ECLIPSE technology, and works in conjugation with Eclipse/WSAD, a J2EE application tool. IDE supports development of uniform channel transaction processes and special channel applications such as counter channel, HTML channel, etc.

The e-Channels Content Management System, CMS, provides an entire management system for content collection, compiling to publishing of website content and news. CMS can also help keep the order of data and provide functional model design.

The e-Channels Test Management System, TestRecorder, focuses on ‘finding a problem and resolving it’. TestRecorder is a testing process assistance tool which focuses on a problem, helps all relative members to work together on the problem, and then enables fast communication and data report analysis.

The e-Channels Electronic Input Coffer System, imSafe, is a tool used to protect sensitive transaction data. imSafe has following attributes:

1.             Use hook capture technology to process data;

2.             Separate input data from displayed data and send input data into coffer for protection;

3.             Prevent a hostile program from modifying input data or stealing sensitive information;

4.             Prevent intention of copy- paste;

5.             Friendly user interface; and

6.             Specially designed submission interface, to avoid leak of sensitive information

The e-Channels Card Transaction System, CTS, is a preposition system for a bank’s network to connect with settlement networks such as VisaNet, Mastercard and Chinese Union Pay. CTS can be used for card issuing and settlement purposes also.

The e-Channels Dynamic Password System, DynamicCipher, is a novel system of password verification.  DynamicCipher is suitable for all B/S application systems that require password verification, and for industries that require high system security level such as banking and telecommunications..

The e-Channels MCI Supervision Platform, Saker, is a platform for the supervision of business systems. Saker provides supervision on system resources and running status, real-time allocation and maintenance of system resources and configuration.

WADP functions as a basic platform, and is suitable for developing and operating all types of transaction systems. WADP is equipped with a transaction framework suitable for all B/S systems, highly abstracted transaction models, developing standards and modes and highly efficient service modules.

e-Channels also has two patent applications filed with State Intellectual Property Office of the Peoples Republic of China.  One is a kind of dynamic password method and system with encryption (Patent application number: 200510069255.4) and the second is a kind of dynamic password method and system based on mobile communication terminals (Patent application number: 200510073434.5).

The market for the company’s products and services is characterized by rapid technological change and the need of PRC banks to upgrade their technology to come in line with international accords. Therefore the life cycles of the company’s products are difficult to estimate.

Suppliers

Both e-Channels and Sihitech work with the leading global hardware vendors such as IBM, HP, Sun and Intel for servers; Cisco, Nortel and Huawei for network equipments and Oracle, Microsoft and BEA for software.  Neither company is dependant on any single supplier and the companies believe that there are numerous and adequate alternatives for the supplies that they acquired from the aforementioned sources for systems integration projects.  Additionally, particularly in the software areas, internal product development has reduced the need for using third parties’ products.

Competition

The IT solution market for China’s banking industry can be characterized by intense competition and rapid technological change.  Both Sihitech and e-Channels face direct competition from software solutions providers locally and internationally, whose products and services are specifically targeted at the banking and finance industry.

Sihitech and e-Channels face competition from international global IT consulting companies such as IBM, Accenture, and Bearing Point.  The high-end market of IT consulting for the Chinese banking sector is in the early stages of its development and at that end of the market, these global leaders have a very strong presence.  In the future, Sihitech and e-Channels believe that they will be able to compete in the high-end of the IT consulting and solutions market for banking as its experience and name recognition grow.  Moreover, post acquisition, the combined company will be able to offer competitive total solution at significant lower costs, providing the banks with better total value.

A principal potential competitor for web banking solutions is Digital China Holdings Ltd..  Digital China is listed on the Hong Kong Stock Exchange and is the largest IT product distributor in China.  It is also a significant IT service provider but the company is not focused on the financial industry, and currently offers a web banking product in partnership with Financial Fusion.  Management believes that Digital China currently only has one contract for its web banking system - Bank of China.  Sihitech is currently providing daily maintenance of this web banking system so it is not a significant threat at the moment.   Nevertheless, in the future, Digital China may become a more serious competitor since the company has publicly announced a corporate goal to expand high-end IT consulting services to the financial institution segment.

Client Server International Inc., a United States registered company, mainly operating in the PRC, is also a competitor in the web banking segment. Its focus is on providing cheaper web banking solutions for smaller and middle tier banks so direct competition is limited unless Yucheng moves into the Tier III banks.  In addition, management believes that another group of competitors is the banks’ internal IT departments which may be capable of creating in-house solutions.

For systems integration, the management team believes other local competitors include:

a)     Global Info Tech, a company which focuses mainly on providing integrated IT services to state owned enterprises, foreign investment enterprises and companies in the financial, insurance, securities and telecommunications industries.

b)    Hi Sun Technology Holdings Ltd, a company providing IT consulting and services to the banking and finance industry in the PRC.

c)     Beijing Advanced Digital Technology Co., Ltd is a member of the Hongchang Group (which is listed on the Hong Kong Stock Exchange) and its operations lie mainly in the provision of computer software and systems integration services to Chinese banks.

d)    Gaoweida Group focuses mainly on providing integrated IT services to state-owned enterprises, foreign investment enterprises as well as companies in the finance, insurance, securities and telecommunications industries.

e)     Talent Technology Co., Ltd provides IT services to companies in the banking, securities, transport, postal, telecommunications, electricity, government and education industries.

f)     Nantian Electronics Information Co., Ltd is a systems integration services provider.

g)    Beijing Pansky Science and Technology Group’s business focus lies in providing IT services to state-owned enterprises and companies in the banking and finance and telecommunications industries.

h)    Vanda System & Communications Holdings Limited is listed on the Hong Kong Stock Exchange and its operations are mainly in the Asian region. It provides IT services mainly to PRC banks and has recently restructured their operations.

In addition to the competitors listed above, there are many smaller providers of systems integration services to Chinese banks.  Most of these providers are small to middle sized companies, and most of them only focus on narrowly specified systems integration solutions.  Management believes that many of these companies are not going to be successful in the long term as margins continue to be compressed and banks are moving toward consolidating their vendor relationships to fewer strategic ones.

Sihitech and e-Channels also do not believe there is significant competition in the area of IT consulting focused on the banking industry among domestic Chinese providers.  Although there are a number of companies that consult to the banking segment, most of them are small and middle sized companies that offer limited services and have limited capabilities, particularly in the banking segment.

While the competition is intense, Sihitech and e-Channels believe that as a combined company, they will be able to compete successfully on the basis of strong account management, client recognition, their high quality customer services and their ability to offer one-stop IT solutions.

Regulatory Matters

The businesses of Sihitech and e-Channels are not generally regulated. The PRC has not published any laws and regulations governing the standards that have to be met to supply solutions or infrastructure to state-owned or other commercial banks.  Over time, Sihitech and e-Channels expect that aspects of its business may become directly or indirectly affected by changes in PRC banking regulatory policies promulgated by the China Banking Regulatory Commission, laws and regulations, such as those affecting the extent to which it can engage in specific businesses, as well as changes in other governmental policies.  Notwithstanding the foregoing, certain banks in China have promulgated internal regulations with respect to computer information security, and/or technology in general, but such information is not available in public domain.  If and when the companies have contracts with these entities, they are made known to them and they comply with them in the provision of products and services.  To date, neither the companies have encountered any problems in meeting these internal regulations by is customers.

To some extent, the products and services of Sihitech and e-Channels will be affected by the Basel Capital Accords relating to international banking, and therefore internal banking practices of the PRC.  The Basel Capital Accord, or Basel I, was introduced by the Basel Committee on Banking Supervision, or Basel Committee, in 1988.  Since 1999, the Basel Committee has issued certain proposals for a New Capital Adequacy Framework, or Basel II, to replace Basel I. Basel II will be available for implementation in its entirety as of the end of 2007.  Basel I was not adopted in the PRC and is not legally binding on PRC banks.  However, the China Banking Regulatory Commission has issued various new capital guidelines by making reference to Basel I.  Therefore, it is likely that the CBRC may further introduce Basel II into China by revising existing regulations or issuing new regulations in the future.  If as a result of such introduction PRC banks are required to observe stricter standards, they may need, among other things more sophisticated information technology to serve their operations and this may bring new business opportunities to the company.

The PRC, during the last five years, has developed a more comprehensive body of laws to protect intellectual property rights within the country.  This, in part, has been prompted by China’s commitment for entry into the WTO.  In July 2000 a comprehensive patent law was adopted.  In October 2000 a comprehensive copyright law was adopted.  In January 2002, there was adopted a law on the regulation of computer software protection.  Also, in 2002, the Ministry of Information Industry developed an administration rule on Internet domain names.  As these laws are developed and enforced, they will have impact on the property rights of Sihitech and e-Channels to add protection for those items registered and facilitate enforcement of rights.

Product Liability

e-Channels’ product lines are channel-oriented, and therefore do not deal with the back-end data of a customer. Sihitech also does not deal with customers’ back-end data.  The ultimate responsibility of data integrity and recovery issues lies with the customers.  Therefore, there is little risk of liability arising from the integration of data and the manipulation thereof and overall data integrity.
E-Channels and Sihitech also routinely enter into confidentiality agreements whereby they agree to respect the confidentiality of any customer data that should be revealed to them during the course of providing services.

There may be some potential liability to Sihitech arising from the provision of systems maintenance contracts from time to time.  The liability would arise from unanticipated down-time of a system that is related to the work of Sihitech.  Often these amount are quantified in the contract in the nature of liquidated damages.  Sihitech has one contract that could result in such penalties being due at the rate of RMB15,000 per day, but Sihitech does not believe that the likelihood of system disruption is very high.  Sihitech and e-Channels could be liable for the failure to provide products and services that meet the requirements of its clients.  In some areas of the products and services provided, the clients are relying on the expertise of Sihitech and e-Channels the failure of which could have consequential damages to the client.  The companies attempt to protect themselves through contractual limitations in the client engagements, and in the future will seek insurance for such events as such insurance becomes more readily available in the PRC market and the potential for claims increases in response to the growth of their businesses.  Notwithstanding the contractual limitations, the companies may face breach of contract and product liability claims.

Research and Development

The market for the company’s products and services is characterized by rapid technological change and the need of PRC banks to upgrade their technology to come into line with international accords. Therefore the life cycles of the companies’ products are difficult to estimate.  The future success of the companies will depend on their ability to enhance on a timely basis its current products, develop and introduce new products that keep pace with technological developments, client needs and emerging industry standards and address the increasingly complex and sophisticated environment in which the products have to work.

The research and development work related to systems integration mainly covers testing and checking compatibility of computers and network equipment available for installation.  The research and development work for IT consulting is largely the cost of software technology development.

Expenditure on R&D for the last three years is the following:

R&D Expenditure (in USD)	2005	2004	2003
	(estimated)

Sihitech	317,094	85,924	28,969
e-Channels	317,094	89,261	71,359
Total	634,188	175,185	100,328

(Exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005)

For the calendar year 2006, Sihitech expects to spend over US$400,000 on research and development and product development and e-Channels expects to spend U$370,000 on research and development and product development, respectively.  The companies expect that their expenditures for the 2006 fiscal year to be sufficient to meet their research and development requirements.

Employees

As of October 30, 2005, on a combined basis, Sihitech and e-Channels had approximately 390 full-time and part-time employees.  None of the employees is known by the companies to be represented by a collective bargaining agreement and either Sihitech or e-Channels has never experienced a strike or similar work stoppage.  Each of the companies considers its relations with its employees to be good.

Financial Information

Beijing Sihitech Technology Co., Ltd. and subsidiaries and Beijing e-Channel Century Technology Co., Ltd. currently maintain their books and records in order to prepare their respective financial statements in accordance with generally accepted accounting principles in the Peoples Republic of China (PRC GAAP).  The selected consolidated financial data of Beijing Sihitech Technology Co., Ltd. and subsidiaries and the selected financial data of Beijing e-Channels Century Technology Co., Ltd. presented below include all necessary adjustments to the PRC GAAP amounts that management of the respective entity’s believes is necessary for such data to be in accordance with United States generally accepted accounting principles (US GAAP).  The selected financial data included below is not intended to present the financial statements required in order for China Unistone to comply with SEC Regulation S-X and are subject to change.

Beijing Sihitech Technology Co. Ltd and subsidiaries

Years ended December 31, 2004, 2003 and 2002

Consolidated income statement data:

	2004	2004	2003	2002
	USD (1)	RMB	RMB	RMB
Revenues, net	30,551,060	246,990,046	189,988,438	110,761,334
Operating expenses	-27,670,044	-223,698,479	-178,951,371	-107,823,207
Net Income	2,590,107	20,939,720	8,763,935	1,281,752

(1)   We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Consolidated balance sheet data:

	2004	2004	2003	2002
	USD (1)	RMB	RMB	RMB
Total current assets	14,022,891	113,368,062	76,082,598	41,747,882
Total assets	15,653,009	126,546,752	87,735,922	55,022,443
Total current liabilities	10,054,898	81,288,828	51,574,519	33,491,267
Total liabilities	10,088,512	81,560,578	51,610,249	33,491,267
Net owners’ equity	5,192,136	41,975,820	33,036,100	19,272,165

(1)   We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Beijing e-Channels Technology Co., Ltd.

Years ended December 31, 2004, 2003 and 2002

Income statement data:

	2004	2004	2003	2002
	USD (1)	RMB	RMB	RMB
Revenues, net	2,082,522	16,836,152	8,196,468	8,281,853
Operating expenses	-1,365,843	-11,042,159	-8,164,209	-4,624,284
Net Income	784,304	6,340,709	296,696	4,015,034

(2)   We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Balance sheet data:

	2004	2004	2003	2002
	USD (1)	RMB	RMB	RMB
Total current assets	2,148,809	17,372,043	9,174,894	6,415,647
Total assets	2,341,351	18,928,651	9,902,757	7,071,888
Total current liabilities	726,347	5,872,154	3,186,969	652,796
Total liabilities	726,347	5,872,154	3,186,969	652,796
Net owners’ equity	1,615,004	13,056,497	6,715,788	6,419,092

(1)   We converted the amounts in this column from Chinese Renminbi into US dollars solely for your convenience at an exchange rate of US$1 =8.0845 RMB, the rate quoted by the People’s Bank of China on November 1, 2005.  Please note that the convenience translation is not required by U.S. GAAP.

Item 9.01.              Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits:

10.1                         Securities Purchase Agreement among Registrant, Yucheng Technologies Limited, Sihitech Company Limited, Mega Capital Group Services Limited, Profit Loyal Consultants Limited, Elite Concord International Limited, China Century Holdings Group Limited, Shinning Growth Investment Group Limited, Chih Cheung, James Li, James Preissler, for the acquisition of Ahead Billion Venture Limited, and Port Wing Development Company Limited, dated December 20, 2005 (“Acquisition Agreement”)

10.2                         Acquisition Agreement for the equity interests of Beijing Sihitech Co., Ltd. among Beijing Xinyuan Tianyu Technologies Co., Ltd., Beijing Zhanheng Jiyuan Software Technologies Co., Ltd., Beijing Sihitech Co., Ltd., Ahead Billion Venture Limited and Scheduled Individual Shareholders dated December 20, 2005

10.3                         Acquisition Agreement for the equity interests of Beijing e-Channels Century Technology Co., Ltd. among Beijing e-Channels Coordination Technology Co., Ltd., Beijing e-Channels Century Technology Co., Ltd., Port Wing Development Company Limited and Scheduled Individual Shareholders dated December 20, 2005

10.4                         Yucheng Technologies Limited – Memorandum of Association dated November 17, 2005

10.5                         Yucheng Technologies Limited – Articles of Association dated November 17, 2005

99.1                         Press release of China Unistone Acquisition Corporation dated December 20, 2005

99.2                         Business Presentation of Yecheng, December 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 27, 2005	CHINA UNISTONE ACQUISITION
CORPORATION

		By:	/s/ James Preissler
		Name:	James Preissler
		Title:	Chief Financial Officer and Secretary